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On April 29, 2024, John Orr, Chief Operating Officer, and Chris Ceraso, Vice President, Integrated Resource Planning, at Norfolk Southern Corporation (“NSC”) participated in a fireside chat with Thomas Wadewitz at UBS Securities LLC. A copy of the transcript for the conversation can be found below and may be used in whole or in part in future communications by NSC:

UBS Fireside Chat Conference | 4.29.24

MANAGEMENT DISCUSSION SECTION

Thomas Wadewitz

Analyst, UBS Securities LLC

Good morning, everyone. My name is Tom Wadewitz, I’m a Transports Analyst for US freight transports at UBS. It is a pleasure to have John Orr, who is Chief Operating Officer for Norfolk Southern with me. We also have Luke Nichols and Chris Ceraso in the room with us so they can provide us some support on some of the numbers and input as appropriate.

First, I’m going to read a disclaimer, and then after that, we’re going to get into the fireside chat. And so let me just take care of that. As a research analyst, I’m required to provide certain disclosures relating to the nature of my own relationship and that of UBS with any company on which I express a view today. These disclosures are available at www.ubs.com/disclosures. Alternatively, please reach out to me and I can provide them to you after the call.

So, John, thanks so much for joining us. This is great. I appreciate the time.

QUESTION AND ANSWER SECTION

Thomas Wadewitz Analyst, UBS Securities LLC	Q

Maybe just to start with, can you give us some thoughts on – I think people know your background at a high level, but maybe what you’ve done and what you think is particularly relevant in your experience and as your task at Norfolk Southern.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Thank you, Tom. It’s awesome to be here today in New York. It’s a beautiful day outside. It’s a great day for railroading across the eastern United States. And our numbers are showing that our service is improving, velocity is improving, and our dwell throughout our terminals are improving so much that our customers are writing us emails and saying thank you for the engagement. So it’s a pleasure to be here.

But yeah, I’ve got a long history. I’ve been in the rail industry for over 40 years. I spent most of that at Canadian National. And for the people who know me, you’ll recall I spent about 17 years of the first part of my career in the crafts as a conductor and a locomotive engineer and [ph] ER master (00:02:17). And for about 15 of those years, I was a local Chairman and provincial level union representative for the United Transportation Union.

And subsequent to me leaving the crafts, I have worked across Canada, mostly in the east where I spent six years in Western Canada in British Columbia and Alberta, both regionally, and as a Network Vice President in the west. And then the rest of the time, I was back in Eastern Canada as a Regional Vice President and a Senior Vice President in the US for about five years.

And after that, of course, I spent some time in Turkey rebuilding a new intermodal platform and a new intermodal systems and delivery capability that really disconnected and de-carbonized some of the traffic moving around in Germany and Austria. And then, fortunately, I was able to come to KCS six days after my non-compete was over, and Pat Ottensmeyer brought me on to bring service back into alignment, create a better cost structure and really prepare the company for the merger.

And so I think everything counts, but certainly, the most recent preparation for STB, designing the operating plan for KCS, CPKC rather, in preparation for a lot of the STB hearings, and of course, for the merger. It was pretty germane because I’d incorporated not only the Western Canada end-to-end bulk environment that resides in Canada that I had specialized at CN, but also the industrial complex and creating more value in downstream impact as the two companies came together and we were able to really have material improvements in our terminals and our terminal capabilities. And you see that in the Shreveport numbers and how sustainable those improvements are. And you see that in Monterrey and SLP and a lot of those key markets that are emerging for Mexico and really driving a lot of the performance in growth at CPKC.

So those are really good indications of the skills that I bring because I think NS is a terminal of rich networks that’s got a blend of intermodal, high-speed intermodal that we’re really focusing in on to get better yield and continue to grow that at a fast pace. But also, the merchandise segment that was underperforming, and that was creating a lot of network sub-optimization, similar to what I saw when I was brought into KCS to clean it up or even when I went to Vancouver to really create a lot of positive momentum with stakeholders and people who didn’t necessarily had commercial agreements with us but were really influential on how we could gain market share.

So it’s a body of work I’m proud of. It’s not something we can talk about 15 minutes, but that’s pretty much the highlights of what I’ve done over the last little bit.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

What approach did you take to getting up to speed when you came to Norfolk, right? Like you’ve done there, it’s not that long. You have had multiple things that you have been required of you since you’ve been there. What did you do when you got to the property to say, okay, I want to understand what’s happening and what I can do to support improvement?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. And as I said, I’ve spent a lot of time in the East. And when I was a Regional Vice President in Eastern Canada, we did a lot of interchange with [ph] NS, CSX (00:06:09) on the Eastern Seaboard and being Senior Vice President in Chicago – or sorry, in United States. Chicago is the epicenter of railroad. I mean, every Class 1 now, especially now that CPKC has successfully been performed, comes to Chicago. And as Chicago goes, so goes the railway.

So understanding how we interchange and how we’re influenced by the Western lines and our own eastern competitive landscape was important. And especially when it came to really understanding the customers, I did have kind of a network view of things where I looked at, overall, what I think the underperformance indices are, and that was really about terminal performance and speed. That forced me to really want to challenge our service plant, the standards that we have in the terminals we’re handling merchandise and elevate merchandise without compromising the intermodal franchise. So rather than some of the things out really pull things to the highest denominator and really looking at the business models and design, looking at the business at asset evaluation and then really understanding the capability was something significant.

But I’ll tell you what was critically important, Tom. What’s critically important in my first day on the job, I went to East Palestine because I really wanted to understand the headwinds and the level of commitment that NS had committed to in that community. I wanted to make sure that I understood what people were dealing with and how much capability for change they had and the pace. So I could really understand how best to serve the men and women in respect that what had gone on before, but also challenge the underperformance in a way that people couldn’t wrap their heads around and really create agility of the company.

So it was kind of three dimensional assessment, and that’s proven out to be a pretty good start so far.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

How many of the yards have you had a chance to visit in terms of major hump yards and in terms of flood switching or intermodal yards at this point?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. I’ve been to four of our major hump yards and across all of Chicago and a couple of other switching locations. But that’s really validating the work that’s gone on in the war rooms and the task forces that we have. So in Atlanta, I visit our task force war room every day where we’re really grinding out the network evaluation and then feeding of high-level – and even granular level points of opportunity to the field. And we’ve got a field component that’s really converting all those things and taking like a terminal clock or decongesting whatever particular terminal they’re at and writing a playbook.

So the time I’ve spent in the field is really to give outreach to the workers who are there, really reinforce that I’m here for them. I want to learn and respect what they do, and at the same time, have them understand that their feedback is important to me because that’s how we make change more rapidly with more accuracy.

So it’s been good. I’m excited. I’ve got a lot of distraction right now, otherwise I would probably be in the field a lot more than I am. But we’ll get to that.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So the time you’ve spent in the war room, the time you’ve spent in the field, what do you think are the most notable things that you say, okay, this is really a big opportunity? I know the network is complex. I know that it’s probably many different things. But if you said, okay, this really stands out as something that needs to be fixed, or maybe it’s a couple of things.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, complexity is my middle name. I have gone to complex areas to fix or to be the architect of a new design on every front and in every place I’ve gone to. I’ve done it in Mexico, United States and Canada, and I’ve done it most recently in Mexico where English was a second language and having to work through that to create that momentum of change.

But I would say that as I assess the terminals and find that merchandise was the biggest opportunity to close the gap for our peers relative to how we handle cars, how fluid the terminals are and the process standards we put in place to create continuous improvement and build on the strength of these initial inputs has been very, very important.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

If I look at the kind of PSR, so I’ve covered the industry a long time. I have seen PSR take place at a number of different railroads. I think of 2012, 2013 when Hunter and team put it in place at CP. And then I think CP had maybe five hump yards and it went down to one, right, but it’s a pretty linear railroad. And so that was kind of one thing. And the train lengths was something. If you look at CSX, there was some different elements. I think there were some commonalities. But I just, kind of jotted down some of the things that you might see.

So redesign a blocking, creation of a new train schedule, right? That’s one thing. Looking for balance in a train schedule, rationalizing the footprint of classification yards, right? I’ve referred to CP on that. Sighting additions longer trains, mixing train types, shutting cars and locomotives, right? So it’s a bunch of different things, but it does seem like each railroad maybe has a greater opportunity in one or two buckets.

How do you think about the buckets that investors might have intuition on that you say, okay, this stands out for an Eastern Railroad or for a Norfolk Southern when you think about that high-level PSR?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, I’ll tell you, this is what I wrote about when I wrote about a PSR 2.0 back in in 2020, railroading in the digital age and really understanding how to be responsive to the environment you’re working in as much as the railway opportunities for asset improvement. And it goes back way before CP. I mean, I was at the forefront of this with Hunter Harrison and Keith Creel in Mac Yard in Toronto in 2003, where we really put the toehold on PSR in Canada.

And the environment in 2003 is completely different than it is today. And you have to – as an architect who’s moved across Canada implementing PSR in every condition, whether it’s a highly industrialized area of Ontario or the kind of hybrid of industrial/bulk environment of Western Canada and then the port conditions in British Columbia.

Every one of those has an opportunity to really eke out value for the shareholders and create a competitive environment and a very responsive environment for the rail. So it depends on the situation and what it presents. What I think is important is having a collaborative environment where you’re open to listening and moving faster with knowledge and having those inputs.

So, at NS, I see the PSR model really having that inclusivity where shareholders, stakeholders are part of the solution. And this is exactly what Hunter talked about with me in Vancouver. I’ve shared the story before, but I’ll say it again. When Hunter was with me in Vancouver, we had just had dinner together and we were walking back to this hotel. Towards the latter part of his career, [indiscernible] (00:14:45) was already had been announced as the new CEO. And I asked Hunter, what would you do differently if you had the chance to do something?

And he looked at me and said, John, if I had the chance to do something again, it would be to create inclusivity, to really communicate well with the people we’re trying to drive change with. So they understood we’re taking them along for the journey and the value proposition they’re creating. And I think that is probably the most important aspect of creating collaboration and value for shareholders because that allows us to be responsive.

So, fast forward over to NS, I think that we have a great intermodal franchise that we need to get better yield at. And that’s one of the reasons why I advocated for Alan to bring it under my tent. I want to take the same level of improvements we’re making for merchandise and for other assets and that collaboration and linkage to the core of what we do with intermodal automotive. So there’s yield there.

The other component is really understanding and evaluating the capability of the assets that we have in place today and challenging their historic precedents to get the most sensible and aggressive operating value from them. So, as I said the other day, everything is on the table. System redesign is in flight. We’re starting to introduce new train designs as we speak, starting in the south, moving to the north. But that network redesign is underway.

Our local and yard assignment assessment is underway. And we’re creating a new playbook for how we work in our terminals to create more fluidity, tighter standards and tighter connections. And it’s proving itself out for train yields that’s coming up. Our over time is coming down, our re-crews are coming down, so our accuracy is elevating, and our cars and assets are being rightsized in their fleets.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

When you think about the changes, I think, that there is you could say, well, if we’re going to do a schedule change, we would look at it system-wide. Or you could say, well, we’re going to go kind of yard by yard. It seems like your approach has been, let’s find the yards that have the biggest challenge and we’ll address those and then maybe move to others. But how would you address the question of, well, why not do a full system-wide redesign of the schedule?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, Tom, I think what you’re talking about is the forward-facing visibility to the improvements that we’re making. And yeah, we’re out in the field. We’re redesigning our yards and our terminal clocks and decongesting the flows in and out and beyond just one yard, I mean, yard to yard and how they work. That’s what I’ve told the Street. These are the measurement points that you’ll see as we progress towards a greater value proposition to the entire network.

And you need to have those measurable milestones that I have confidence that what we’re doing is driving change that will manifest into a better OR, reduced cost or reliability of our fleets and more work/life balance for our people. But, at the same time, we are taking all of these in context. And in the back office, so to speak, we are building that new service plan and tweaking it in some cases, re-engineering it in other cases.

And as I said the other day, we’ll be rolling that out within the next 60 to 90 days. But it would be irresponsible not to really understand the sum of the parts before you start redesigning the network.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So, when you think about the rollout over the next 60 to 90 days, is that a new schedule for the merchandise network? Is it kind of a region-by-region changes? Or what do you plan to do over the next 60 to 90 days?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, you’ve seen that we – everything is on the table. And you’ve seen how we’ve redesigned even some of the lanes in our intermodal franchise where we’ve shared some of the lanes. Some of the customers have come over to our other corridors. And so it’s not just merchandise. It’s the entirety of the network. And in some cases of the significant changes and others, it’ll be more refinement. But the playbook and the expectation of yield, velocity, making dwell work for you where we improve it to a certain point, those are important things. And you can’t do anything myopically. There are – to just look for the end result on a single metric doesn’t take into consideration all of the connecting costs and consequences or opportunities that go into the sum of the whole.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

Okay. You mentioned metrics. What do you think are the most important metrics from the outside that we should watch to gauge your progress? Is it the railroads are, I think, interesting to cover because there’s so much data?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

I think sometimes it’s hard to know what’s the most important data to follow. So what do you think if you were going to name one, two or three metrics that you’d say, this is really important for me to show progress on, and you can see this data – you’ve seen it in the data?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, I’ll tell you, they’re all driven around safety, people processing, accountability. Whatever metrics are used really are to keep me focused on those key things that really drive the right behaviors and create value for the network. But I’ve said it before, I want to have kind of cross checks, checks and balances in the metrics that I would say people should regard. So if I look over the road performance, which is a key indication of how we use our assets, how the plan is built and how it’s being executed, you look to things like speed. And then if I’m looking at assets, I want to look at how my asset is using and how productive it is. so a cross-reference.

So [ph] CTMs for available horse (00:21:40) is an important measurement. That tells me not only in my running – my things fast, but I’m getting yield. I’m not running fast at the consequence of having short trains.

So I’m sizing properly. Our terminals are a key piece because they can either be scrubbers or draggers to the network. I’ve always been successful in making a terminal a scrubber of performance so we can accelerate through our disciplined approach how the cars connect and how fast anything that goes outside of the normal lane of connection, like a bad order or a car that needs a safety renewal, gets back into the mainstream. So terminal performance and dwell is a key indication.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

When you say a scrubber or a dragger, I guess I’m not familiar with necessarily what you mean by that. Do you mind elaborating a touch on that?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Some terminals – I’ll give you a great example. So in Toronto Mac Yard, huge hump yard in the early 2000s would handle 1,600 cars. The average dwell was around 72 hours of a car coming in and leaving. And it had a very high cost or I think they were about 50 assignments around the day clock.

Over the over the three or four years that we implemented PSR, it got to a point where it could handle 3,000 cars and the connections standard was as low as 16 hours and found its delivery around 17.5 hours. And that was through that disciplined calendar, terminal clock. Everything had to be in order.

And so we went from trains coming in and losing 72 hours to trains coming in, gaining time on their schedules because we could make fast connections with an 8-hour connection standard and actually clean the system. If the trains came in late, we could have a really good pit stop, get the car back on the track and get back into the lead line. That’s what I mean by it.

And so starting on that...

Thomas Wadewitz Analyst, UBS Securities LLC	Q

If you want to be a scrubber, you don’t want to be a dragger. Got it.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

No. Dragger means you don’t have to jack in the right place or the guy on the rear tire doesn’t have the gun in the right place.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

Sure.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Or the [indiscernible] (00:24:03) doesn’t come on and off and you create an unsafe condition. So you do it safely, you do it effectively, and you clean the network. So that’s what I mean by it.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So how many draggers – do you have any scrubbers in the NS network yet or are they all draggers?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. We’re getting there. Economy is looking pretty good. Chattanooga is picking up and [indiscernible] (00:24:24) is doing very well. So that’s the objective. We will all agree, and I’m not going to diminish the fact that the network was underperforming. That’s why I was brought in. And I was brought in to elevate the entire network, redesign it, apply PSR 2.0 the way I know how and do things in an – because it’s complex like you said. It’s non-linear in a lot of the relationships and the puts and takes of what you do. But you have to look at it in context. You can’t get too happy about one particular metric and you can’t get too annoyed at another one. You have to create the balance so that overall you’re elevating the entirety. And it’s never going to be linear. I mean, you’re going to have oscillation in improvement, but the walking up with improvement is key.

So as we get the hump yards working, so they’re all scrubbers, we’re also looking at the same time, is that the best solution? We run the plan, run it well. And as we do that, we’re evaluating and looking concentrically out at the terminals. Can the work be better off of there or inside the humps? And if we can bring them inside the humps in a highly mechanized, highly predictable scrubbers, then that fixed cost produces a lot of good results. If we can’t, and just the math doesn’t work, then we’ll have to look at how do we think of that.

And so getting rid of the underperformance, really accentuating the high performance and creating the standards is key. Those metrics that we talked about, on-time performance yield, on-locomotives yield in terminals, speed across the – over the road and safety, they’re the ones that are really going to tell me the network is running the way it should.

Chris Ceraso Vice President-Integrated Resource Planning, Norfolk Southern Corp.	A

What’s interesting to me, Tom, is if I look across 20 different metrics, they all are showing improvement at the same time. So it’s not like you can hide behind one or the other. And it’s all high-single, low-double-digit kind of improvements. Some of them are even greater than that. So whether it’s velocity or dwell, car miles per day, re-crews over time, trains held, every one of them is showing meaningful improvements.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

And so let’s go back. Why is that? It’s because the approach I’m taking. I’m looking at the customer and assessing and mapping the network based on what our commitments are to customers. And that could be bolt. It could be – so that’s on a train view. It could be merchandise, and that’s on a car view, or it could even be in intermodal where it’s a product view. And competing with trucks has got to be a product.

I had made a lot of architectural changes across three railroads in three countries by business modeling and designing, and then taking the capacity and capability and assessing them and engaging in that group discussion. And so if you think about one of the extremes of having in Western Canada, Hunter asked me before I left Toronto to go west for a few years to think about rationalizing up in Edmonton. He didn’t tell me to do it. He just said, look, think about it. And as I worked out there, got the network running better, got the fluidity and the corridors running better, had the [ph] McClelland’s (00:27:48) and the Prince George’s and Winnipeg’s of the world benefiting from the work I was doing within the central part of Canada.

I was able then to push work away from Edmonton up into the outlying yards, optimize the cars’ handle for our engine hour and employee hour and find the latent capacity there and shut down the – the hump is state shutdown since 2007. And so what I’ve learned from that, it matters how you rationalize assets. It matters because when you’re going to make a significant change like that, now you’re removing the costs of the IT, the OT, the field equipment that’s very specific like mastery retarders, group retarders and [indiscernible] (00:28:45), all of that slope and free rolling. You’re taking all of that out forever. And so you have to be very wise about that. And I’ve walked into Western Canada after Hunter shutdown Symington and had to reopen it, and he did that two or three times.

And so a part of what I did in Melville, Saskatchewan, I stayed there for three weeks unraveling it because it wasn’t done with that kind of forethought. So as I said, everything is on the table and we’re looking at all of these things and we’re going to make good decisions, very urgent decisions, but mindful of the network impact.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So I think one of the questions that comes to mind for me and I think investors as well is, you’ve been there a short period of time. You’re making – it seems like there’s a lot of progress, locomotives coming out of the system at a pretty quick rate. How do we understand the opportunity to make such big changes so quickly and especially kind of considering that you do have multiple tasks pulling at your time, right? Like how have you been able to do that? Was it just Norfolk was primed to do better or it’s a – help us to have some more intuition on how you’ve been able to do it so quickly. And then I have some follow-ups on that, too.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Well, it’s what I do and that’s – I have been an agent of change, an architect of design for my entire career. And so I’ll just draw you to Mexico. I went into [indiscernible] (00:30:32). Again, I don’t speak Spanish, certainly not as good as I need to. And learning the regulatory environment, learning the enterprise commitments on service and brand-new collective agreement with a different dispute resolution mechanism unlike anything I’ve ever dealt with throughout my career. And engaging in collaboration, getting people and coalescing around the problem, getting them immobilized and engaged, listening to them, but also knowing the levers to pull, unplugging for a real drain that was clogging up the network and freeing up cars and then getting into that very disciplined approach of managing it, engaging it, driving change, and at the same time, play booking to make sure that whatever we’re doing, we’re capturing it so that we could go to scale at other locations.

That’s exactly what I’m doing here. I did it when I went to Western Canada. I did it when I was in Mac Yard. I’m able to do it more quicker because I’m practiced at it. And the team is accepting my leadership very quickly. And the feedback we’re getting from the field, you just have to go into that war room and see the dynamics of what’s going on, the diversity of departments that are in where you’ve got commercial, fleet, transportation, network operations, people from the fields, and you’ve got that same kind of grouping in the fields.

So, people finding, people fixing; people finding, people fixing. And then it becomes a multi-dimensional change. At the same time, you’re not doing it in isolation because we have a great blend of people in both camps. They’re communicating back home into the terminals and say, hey, this is what we’ve learned. How fast can we get this done? We don’t need the full-on terminal change group to really drive that. So it’s creating this ecosystem of willing change agents who are driven to improve. And yeah, there’s some lower-hanging fruit. There’s some mid-level fruit. And in the end, people are driven by the vision. They’re driven by the confidence that what they do matters, and they’re driven by the direction they’re getting because it’s fairly precise.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

If you said – so let’s say 200 locomotives come out of the system. Is that more a function of the changes to the intermodal schedule? Is it more a function of the yard work you’ve done? What enables that – what seems like a pretty significant change in terms of your power? And at the same time, I think maybe some thoughts on the risk of doing that, that you don’t starve the system of power?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, let’s go to starve the system of power first. There’s business assessments on the assets all the time. And as Chris just said, there are a lot of measurements. And one of the measurements I look at are locomotive dwell, locomotive dwell in terminals; or locomotives queued, queued up in the repair shops or the service tracks before they’re actually worked on. And that drove me to really look hard at – that represents waste to me. It’s a wasted HPH that needs to get to work rather than wait in line.

And so by pulling out a lot of that, those locomotives, we reduced the lineups. So we’re still getting the turnover now faster in the shops. We’re getting them out to the trains when they need to be rather than waiting in line for the 10 moves from now and creating a lot of discipline. So on-time performance of trains has improved. Over the road has improved. Re-crews have reduced. Even the online failures and the bad order count have come down. And that means the shops are using their people to fix locomotives more appropriately, service them more fulsomely so that they’re reliable online. And this is an evolution of improvement.

And so what we’ve done so far is we’ve been able to park locomotives. We’ve been to drive a lot of locomotives over to UP and BN for HPH balance. And we’ve even been able to take them out of storage and put them into emergency service to support Baltimore and the Francis Scott Key Bridge disaster because that routing now of coal from Eastern Pennsylvania into Norfolk is almost 1,000 miles longer. It’s taking almost 70 more locomotives to complete that cycle and support our customer in Eastern Pennsylvania and our offshoring commitments to coal.

So it’s creating more tension in how we see locomotives and our flexibility to stretch ourselves to respond to market conditions or emerging threats or opportunities, in this case, an opportunity from a threat and balance out our yields. So I think that there would – if we were just looking at it as an objective to slash and not think about how does that asset contribute, how does that asset architecture look, and do we have enough or not enough, what are the indices, then I would say, yeah, it could be risky. But doing it in a way that takes account what is being used for and what else is impairing that and removing the impairment, now you know what you really need, your baseline.

So I think as we improve our yield on trains, as we move to HPT measurement, horsepower per ton measurements as part of our service design, that’s going to help us really understand how to make the most of those locomotives and give the people that we’ve got working for us in the shops a chance to really do their jobs and do them well.

Chris Ceraso Vice President-Integrated Resource Planning, Norfolk Southern Corp.	A

Think about it more like an output than an input, Tom, right? If you run the network faster, you don’t need as many locomotives. So it’s easy to take them out if you don’t need them. If you’re getting the trains over the road faster, you’re making connections faster, there’s fewer trains held. You’re not re-crewing as many trains. You’re getting them through the mechanic shop faster, they can deploy quicker. You just have excess assets and you can take them out, right?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

But you may need them. And so creating that resilience by putting them in service, I mean, discipline that you don’t take them out frivolously. And there’s a business decision that if you need to surge out like Baltimore, or if we have a terrible set of storms like UP just experienced in their territories. You may need to pull a few out to supply something that’s got impaired locomotive sourcing from – because of something that has nothing to do with the railway and still serves the customers. But then this will put them back out again, put them back into hot readiness so that we can be agile and responsive to whatever conditions we need.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So, when we – trying to remember the exact timing of the – there was an analyst meeting Norfolk hosted in Atlanta, what, December of...

A

2022.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

...2022. And there was perspective offered that – or a strategy of, let’s keep some extra assets so that when the growth comes back, we can serve the customer better. Is that – I guess, we’ve heard various views about extra assets of being good or bad. Do you think that this is that resiliency strategy, if you will, is kind of set aside and that this is very different from that? Or how do you think about kind of what we heard is that is a framework versus what you’re doing and what people perceive as PSR?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, I’ll say this, the business strategy hasn’t changed. And business strategy and plan execution are two different things. One is derived from the other. I’m here to drive the capability of the network. And having the right amount of assets active is critically important. Having too many can be very detrimental unless you have a lot of discipline to have them where they need to be, when they need to be. And there are items that are long lead. So take, for example, a locomotive. Right now, it’s probably three years to build a new locomotive. And having discipline around preserving that latent HPHs at a very low cost is probably a great business decision because as the business comes up as our service gets better, we will grow. That’s our pattern is growth and closing the gap on costs, and our financial results is going to be a critical path to that growth so that we can grow at the lowest cost.

And so it’s a balance. This is probably where the biggest discrepancy is between our proposal and some of the activist proposal, where we are really based on fact, where we’re measuring things on facts, and the assets that we’re moving in or out are done through evaluation, through business requirements and business modeling. And we’re redesigning our structure around that.

A lot of the suppositions are flawed. On the other side are just outright wrong. And to a point, it’s almost pathological. And I think people need to be aware of that as we drive and cross-reference 20, 30, 40 different measures, ensures that we’re accurately using the assets we’re accurately servicing customers. And we’re going to do it at the lowest cost and we’re closing the gap.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So if we focus again that your approach and the opportunity, do you think that culture is an issue that needs to be changed? I think, again, back to the approach on the resiliency that – and also to the structure where intermodal and I think automotive run the marketing, right? And I don’t know if you have seen that structure at CP or CN or KSC.

So how do you think about kind of the right organization structure to be successful, the right culture to be successful and whether you have the kind of freedom to do the things you need to do to really drive strong operating performance?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Corporate culture is really important. That to me is the embodiment of workers’ commitment to the organization and the commitment of the organization to our workers. You only have to look at Mexico and the pace of change that I drove there, the depth of change and the development of Mexican leaders in operations or really owning that country’s output into the CPKC network.

And again, that’s done with English as a second language and creating that value proposition where people can coalesce around your vision and your approach and speak up to ideas, speak up to issues where they see improvements. Kind of accelerating is important, but it’s a sum of the activities. It’s not something you’re buying off the shelf.

Having a culture of willingness for change, I’ve seen that. Alan, it didn’t take a long discussion to have automotive and intermodal come to me. The changes that I’ve driven in collaboration with Ed or Mark, our CFO, they have all been willing to address the issues that I’ve been able to bring up to them. And I think that’s going to continue.

When people are confident that they’ve got the commitment of the organization, they’re willing to step up and do amazing things and they’re willing to have discretionary effort. And from what I’ve seen so far, it’s been a hugely energized and skilled workforce that we’ve been able to really tap into and deliver some fairly impressive results in short order. And as we roll out the playbooks, it will really go to scale faster.

And so I wouldn’t have come here to NS and left a very high profile job at CP as Chief of Transformation, responsible for a lot of very important aspects of the merger to NS if I thought to the contrary. In fact, I think I can leave a great footprint and a great legacy in the sector over the coming years as a leader here at NS.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So I guess I – this goes kind of way back, but I think of Norfolk 20 years ago with Steve Tobias having a tremendous discipline as an organization. And I don’t know how much of that would have changed over time, but how do you think of culture? Is there discipline in the organization that you say, okay, well, we need a little better plan and people respond to that well? Or do you think that there needs to be some maybe infusion of more talent from the outside or just another way of driving that culture to be what it needs to be?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, I’ll tell you, I have high standards. I have high standards for myself and hold myself accountable first and foremost. And then I expect high standards and integrity across my entire team. And that includes being willing to address operational needs and not get stuck in historic precedent. I think that’s probably the thing I see the most, and I mean the most. What we do has to drive value for our shareholders. It has to drive a winning competitive – a heavy haul transportation solution for our customers.

And change comes in a lot of forms, but the change that we’re driving is deep and it’s meaningful and people have embraced it. Let’s face it, not everybody is going to be able to play on every team. And so there will be people who want to go and go somewhere else. There’ll be people who want to come. And we’ve got a balance of both. And as I said to our labor leaders when I met with them that it’s a very, very difficult business we work in.

The fact that I come from the crafts and have worked in minus 40 Celsius or plus 40 Celsius weather and snow and rain and everything else, I respect what people do.

I think that respect for people also translates into the front office and the network environment. And as long as we have a respectful dialogue, we set pretty aggressive goals that people can see how we’re progressing on it, I think they’re willing to do a lot of great things. And so the case is there. Yeah, they’re going to be – there’s a handful of positions I’ve seen so far that I want to infuse with some people I’ve worked with in the past or know of from the sector or from outside the sector to really juice up the output or interview skills that may not be as fully developed in some of our business, but it’s a balance. My first call is to develop the people here at NS and help them be successful in their careers and help the company be successful and help the customers win in the market.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

Okay, I’ve got a couple more here, but I want to make sure I give you a chance to thank you – wanted to maybe have a chance to talk about the relationship with the unions. We’ve seen some things where some of the unions have moved over and shifted support.

Do you want to offer some thoughts on why you think that’s the case and how you think about what’s necessary in the relationship with the unions to have that respect, but at the same time have the ability to do what you need to do?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. Well, I’ll tell you, Tom, nothing has happened that’s changed my perspective or my commitment to the women and men who work in the unions on our properties, or even the people who are protective or legislative representatives at different levels within any agreement body. I understand that people are going to make choices and there’s a lot of stories out there. And what I do take issue with is that I think it’s completely inappropriate for an organization to have no signing authority, to be signing MoUs with our labor and disrupting our labor management cadence and our responsibilities that we have to one another. That they’re trading away shareholder value material, shareholder value.

And that I find disruptive and I find very concerning. And I’m sure at some point, the lawyers on our side and their side and our commercial regulator at the STB might take rule on that sort of thing. But I can assure you that I am committed to labor. Nothing is going to change my perspective. And even people who are taking a side one way or the other, when we meet across the table or we meet on the shop floor, we’re going to shake hands. We’re going to talk about things and we’re going to solve problems together because you have to be professional and you have to make sure that you don’t let things like this distract you from your mission. And my mission is to run this railway the best it can, safest it can so that we’re efficient, we’re safe and reliable. And that takes everybody, craft and non-craft. It takes unionized or non-unionized, and everybody matters.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

I think when we contemplate the potential drivers of cost reduction, so we’ve done our analysis. You have numbers out there. There are other sets of numbers out there. There is significant opportunity to reduce costs through utilization of equipment, through design of the schedules. How do you think about head count and the component that that plays? Because when we have seen PSR in the past, it typically does result in some reduction in head count, and comp and benefits is a large expense line item.

So how do you think about that as a component and how it manifests over time and whether that is a significant driver of cost or whether that’s kind of a smaller driver of cost in the way we’ve seen PSR in the past?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. I think, Tom, when I think about what the mission is before me is closing the gap to my peers. It’s creating more financial discipline around our consumable resources. It’s making sure that we’re more accurate in how we serve our customers, and there will be cost that flows out of that. And that’s some of the path that you’re talking about.

This is not about head count reduction. I have doubled down on my commitment to labor that this is not about furloughing, and that’s not what we’re going to do. And I’m confident that the service that we’re providing is going to grow the business. And there are a lot of ways to deal with the ebbs and flows of surplus worker hours available, and they come in, in many forms.

But I’ll tell you, as we reduce over time that allows me to be more constructive in how we build work/life balance and schedule. So, as we think through a new service design, we have more ability to think about how does that fit into worker schedules. We can look at how do we accelerate some of the training and create more locomotive engineers today so that we’re ready to go once the business comes and do the training ahead.

That’s the model we took at CN in this next phase of improvement. We pulled forward some capital work because we could get it at the lowest cost without a lot of interference as we came out of the financial crisis in the early 2000s. We were able to train ahead to be ready for the growth. And that allowed us to hit that uptick in the economy as it came back at really, really favorable cost structure and compete hard with our competitor in Western Canada and take business from them.

So that’s what I see it as. Headcount reduction is not the outcome, it’s not the desired state. And if the business doesn’t come, we have enough mix in our people who are eligible to retire that could retire, and through the natural course of attrition, balance that out. But that’s not the first call, it’s not the last call. I want to invest in people. I want to double down on my commitment to people. And as we get the rightsized service, we’re reducing a lot of those costs that really create some of the drags on retention. People working too many hours, they can’t have the right schedules. I want to be able to attract and retain people at the right time because retaining people gets us out of that cycle of always training. It allows us to be more productive and it allows us to be safer because of that experiences that’s generated over the years. And you create a lot of discretionary effort that I’ve seen firsthand.

I was just in Chicago in our 47th Street Yard, having breakfast with 25 craft and management employees this Saturday. And the discretionary effort that they were talking about and the ideas that they were giving me on how to improve the organization was tremendous. And that’s important. And that’s what you get when you commit to people and you demonstrate that commitment to people.

A

Part of it is about the pace of improvement too, Tom. I think we’ve talked about getting to target so quickly would require thousands of furloughs. Doing it in a sort of more measured way over time, you can do it under normal attrition, as John said.

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. And that gets into the difference between, again, our plan and how we’re going to treat people, how we’re going to ask people to do more by giving them the experience, giving them the skills, and being very transparent in our mission. And the other side, masking massive layoffs under the guise of an accelerated or we’re getting to the same place within a fairly similar timeframe except ours is a lot more precise and disciplined and transparent. And you can’t keep saying things and doing other things. As I said, it becomes pathological at some point.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

So I want to bring it back to your plan here. As you know, UBS doesn’t take any sides in this endeavor. So, your plan, what are the key elements of achieving that significant improvement in operating ratio in second quarter? There were challenges in first quarter. You’ve got good momentum. But what do you think are the key components of that?

And then I guess I’ll give you a second one because we don’t have much time left. But if you want to address that, and then what do you think are the key challenges if you look beyond second quarter? Like what’s really important to execute on to deliver on the cost savings that you’ve laid out in your plan?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. I think the value that we’re deriving from running on time, getting better yield on our cars and less handling, so that’s a big issue for me. Reduce the waste and rework; that will see itself in the costs for our crews in the form of overtime and re-crews. That’s a rework that can be eliminated. We’re going to see big buckets coming out of fuel and fuel consumption and fuel efficiencies as we move out the less efficient locomotives and allow the better performing locomotives will have less interruptions online, better over-the-road performance. And we’ll have better fuel consumption.

Every time you stop a train online, it costs you over $300 worth of fuel. And then to start it again, it costs you another $300. So if you’re stopping for any kind of disruption or any kind of inefficiency, it costs a lot of money. And so that helps with the fuel efficiency as we go. And we’re introducing standards and policies on how we can be the – learn from the best and be the best in our fuel efficiencies as we run.

Cars online, the reliance on cars, that’s less of a pocket, but I think having less cars in the way so that we get better yield in the yards will be able to give us better connection. So you’ll see us measure the number of cars per waybill so that we understand how many cars we have to have in our system in order to generate revenue. And that number is coming down nicely. And all that discipline and precision execution is going to pull those big rocks and small rocks out of cost.

Thomas Wadewitz Analyst, UBS Securities LLC	Q

Okay. Do you think that’s a comment on kind of you’re doing the same things as you look in the broad – kind of 2Q and then looking beyond that?

John F. Orr Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.	A

Yeah. I think in Q2 and Q3 and Q4, as we gain momentum, we are able then to really see where our glide path is as far as the business coming back. And I think we can leverage up on growth at that point and, at the same time, continue to really look at the bigger issue, let the redesigned service line work its way through, continue to evaluate yards and assets that we have in place and make sure that we’re getting the full value. And as I said, whether we move volume into outliers or we bring them into major terminals, we’ll be looking at how do we maximize the use of those yards and get the most value from it. That will itself eliminate a lot of costs.

Thomas Wadewitz

Analyst, UBS Securities LLC

Right. Okay. I think we’re right at the one-hour mark here. John, I just want to say thank you so much for the time. Chris and Luke, thanks for joining us. Hope this was beneficial. There will be a replay available, and I think we can end it here. So thanks everybody for listening. John, thanks so much.

John F. Orr

Chief Operating Officer & Executive Vice President, Norfolk Southern Corp.

Thanks, Tom.

Chris Ceraso Vice President-Integrated Resource Planning, Norfolk Southern Corp.	A

Thanks, Tom.

The following communication was made available on Norfolk Southern’s website beginning on April 30, 2024.

COO John Orr: Operations team is enhancing our railroad

Norfolk Southern COO John Orr sat down with UBS on Monday to share the operational enhancements underway across our network, and our work to close the margin gap with peers and create long-term value for our customers, shareholders, and other stakeholders. Core to that is direct feedback from railroaders, successfully executing our operating plan every day, and enhancing our culture.

UBS Fireside Chat with COO John Orr
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FIRESIDE CHAT WITH JOHN ORR
NORFOLK SOUTHERN
APRIL 29, 2024
Watch on YouTube

Feedback from the field is critical

When it comes to effecting operational changes, John says it comes down to spending time in the field listening to workers' perspectives and understanding their feedback. "I want to learn and respect what they do," Orr said. **"Their feedback is important to me because that is how we change more rapidly with more accuracy."**

The importance of that feedback loop extends to all stakeholders, John said, and is a key element of John's PSR 2.0 concept: "I think that is the most important aspect of creating collaboration and value for shareholders because that allows us to be responsive."

Change is underway and the results have been promising

By understanding the views of our workers and other stakeholders, Norfolk Southern has been able to make meaningful improvements in short order. Since joining the company in March, Orr and the Operations team have successfully:

- Improved Terminal Dwell by 8%
- Improved Car Miles per Day by 8%
- Decreased Recrew Rates by 22%

“System redesign is in flight...Our local and yard assignment assessment is underway, and we’re creating a new playbook for how we work in our terminals to create more fluidity, tighter standards and tighter connections, and it’s proving itself out. Our training yield is coming up, our overtime is coming down, our recruits are coming down, so our accuracy is elevating, and our cars and assets are being rightsized in their fleets,” said Orr. “And you need to have those measurable milestones so that I have confidence that what we’re doing is driving change that will manifest into a better OR operating ratio), reduce costs or reliability of our fleets, and more work-Life balance for our people.” Looking ahead, John sees a Lot of opportunity for improvement and is optimistic that Norfolk can capture these opportunities. Norfolk Southern is expecting an OR of 64% to 65% in the second half of 2024, which translates to a 400+ basis point improvement over the OR in the second half of 2023. When asked what the key elements are for achieving this OR improvement, John called out a few areas in particular: “I think the value we’re deriving from running on time, getting better yield on our cars and less handling. That’s a big issue for me to reduce the waste and rework. That will see itself in the costs for our crews in the form of overtime and recruits - that is rework that can be eliminated. We’re going to see big buckets coming out of fuel and fuel consumption and fuel efficiencies as we move out the less efficient Locomotives and allow the better performing Locomotives,” It starts with culture While there are a Lot of changes John can make, he stresses that it’s an undertaking that cannot be accomplished or sustained without the positive corporate culture he believes is already at NS. “It’s not something you can buy off the shelf,” John says. “When people are confident that they’ve got the commitment of the organization, they’re willing to step up and do amazing things.” Visit VoteNorfoLkSouthern.com to read more about how Alan, our board and our management team are building a better railroad for Norfolk Southern. Note: Additional legal information can be found here

The following communication was made available on Norfolk Southern’s website beginning on April 30, 2024.

Stakeholders seeing progress A core tenet of our balanced strategy is engaging with customers, employees, and regulators to responsibly deliver sustainable, Long-term growth without sacrificing service and safety. By doing so, we’re strengthening relationships with the key stakeholders who fuel our success. Reflecting on his conversations with customers, Alan told Morgan: “We’re delivering a really good service product to our customers, and our customers are seeing it and rewarding us with new business.” The craft colleagues who run Norfolk Southern’s railroads have also widely echoed their support for Norfolk Southern’s strategy. Alan said: “We remain really engaged with our union workforce. We still have the support of 11 of our 13 unions,..lt was just this Saturday, I and John Orr, our Chief Operating Officer, were in a crew roam in Chicago talking to our craft colleagues about our vision, their pride of working for Norfolk Southern, their pride of serving their customers, and it was a great conversation. They’re giving us a lot of good feedback on how to make NS more productive and safer. And that’s why an engaged workforce matters to our shareholders, because an engaged workforce is a safer workforce, and its a more productive workforce.” What success looks like for NS When asked by Morgan how he views success for Norfolk Southern ahead of this year’s annual meeting, Alan explained: “For us, success is driving long-term shareholder value, and it’s doing it in a safe and responsible manner. And there’s only one vision that does that, and that’s our vision. To balance safety, productivity and growth, and drive long-term shareholder value. We’re on the right path, we’ve got the right leadership team, we’re focused on productivity and we’re targeting 400-500 basis points of productivity in the second half of this year, and a sub-60 OR in the next 3-4 years, and doing it in a responsible manner that brings along our customers and our employees, and our shareholders and our regulators.” Visit VoteNorfolkSouthern.com to read more about how Alan, our board and our management team are building a better railroad for Norfolk Southern. Note: Additional legal information can be found here

On April 30, 2024, Norfolk Southern Corporation posted the below communication on its LinkedIn account and may in the future use the same or substantially similar communications from time to time.

On April 30, 2024, Norfolk Southern Corporation posted the below communication on its X account and may in the future use the same or substantially similar communications from time to time.

On April 30, 2024, Norfolk Southern Corporation posted the below communication on its X account and may in the future use the same or substantially similar communications from time to time.

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Norfolk Southern
@nscorp

Leading proxy advisory firm ISS's recommendation that shareholders vote for a majority of $SNSC board nominees is a clear endorsement of our board, management team and balanced strategy.

All 13 of our nominees are uniquely qualified to drive long-term shareholder value as we create a more productive, resilient and efficient railroad.
🔗Learn more at bit.ly/3y2lOVt.

Vote the WHITE card today to protect the future of Norfolk Southern.

Note: Additional legal information can be found at bit.ly/3Vpypvm.

NS
NORFOLK SOUTHERN
LEADING FIRM ISS
RECOMMENDS MAJORITY
OF NORFOLK SOUTHERN
BOARD NOMINEES
ENDORSES CEO ALAN SHAW'S
LEADERSHIP AND SUPPORTS
THE COMPANY STRATEGY

5:50 PM · Apr 30, 2024 · 342 Views

On April 30, 2024, Alan Shaw posted the below communication on his LinkedIn account. Mr. Shaw and Norfolk Southern Corporation may in the future use the same or substantially similar communications from time to time.

On April 30, 2024, Norfolk Southern Corporation posted the below communication on its YouTube account and may in the future use the same or substantially similar communications from time to time.

###

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement (the “2024 Proxy Statement”) on Schedule 14A and a WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE WHITE PROXY CARD AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2024 Proxy Statement, any amendments or supplements to the 2024 Proxy Statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at https://norfolksouthern.investorroom.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the 2024 Annual Meeting is included in Norfolk Southern’s 2024 Proxy Statement, filed with the SEC on March 20, 2024. To the extent holdings by our directors and executive officers of Norfolk Southern securities reported in the 2024 Proxy Statement for the 2024 Annual Meeting have changed, such changes have been or will be reflected on Statements of Change of Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described above.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to future events or our future financial performance, including statements relating to our ability to execute on our strategic plan and our 2024 Annual Meeting and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates, beliefs, and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. These and other important factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as the Company’s subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

This document includes the presentation and discussion of adjusted operating ratio. This figure adjusts our GAAP financial results to exclude the effects of the direct costs resulting from the East Palestine incident. We use this non-GAAP financial measure internally and believe this information provides useful supplemental information to investors to facilitate making period to period comparisons by excluding the costs arising from the East Palestine incident, and in 2024, also excluding other charges relating to restructuring efforts, shareholder matters and a deferred tax adjustment. While we believe that this non-GAAP financial measure is useful in evaluating our business, this information should be considered as supplemental in nature and is not meant to be considered in isolation from, or as a substitute for, the related financial information prepared in accordance with GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies. See below for a reconciliation of the 2023 non-GAAP operating ratio figures provided in this document to GAAP operating ratio. With respect to projections and estimates for future non-GAAP operating ratio, including full year 2024 adjusted operating ratio guidance and our longer term adjusted operating ratio target, the Company is unable to predict or estimate with reasonable certainty the ultimate outcome of certain items required for the GAAP measure without unreasonable effort. Information about the adjustments that are not currently available to the Company could have a potentially unpredictable and significant impact on future GAAP results.

The following table adjusts our 2023 GAAP financial results to exclude the effects of the East Palestine incident. The income tax effects of this non-GAAP adjustment were calculated based on the applicable tax rates to which the non-GAAP adjustment related:

	Non-GAAP Reconciliation for 2023
	Reported (GAAP)	East Palestine Incident	Adjusted (non-GAAP)
	($ in millions, except per share amounts)
Income from railway operations	$2,851	$1,116	$3,967
Income taxes	$493	$270	$763
Net income	$1,827	$846	$2,673
Diluted earnings per share	$8.02	$3.72	$11.74
Railway operating ratio (percent)	76.5	(9.1)	67.4